UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 18, 2013

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2013 Tengasco, Inc. and its Chief Financial Officer and interim Chief Executive Officer Michael J. Rugen entered into a written Compensation Agreement.  Under the terms of the Compensation Agreement, Mr. Rugen’s salary will increase from $150,000 to $170,000 per year in his capacity as Chief Financial Officer, and he will receive a bonus of $7,500 per quarter for each quarter during which he also serves as interim Chief Executive Officer.  The Compensation Agreement is not an employment contract, but does provide that in the event Mr. Rugen were terminated without cause, he would receive a severance payment in the amount of six months’ salary in effect at time of any such termination.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 24, 2013
Tengasco, Inc.

	By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer